EXHIBIT 10(C)

Jeff Ceccarelli, as Corporate Senior Vice President, Service Delivery and Operations of Sierra Pacific Resources and President of Sierra Pacific Power Company has no formal offer letter or contract for employment with Sierra Pacific Resources or Sierra Pacific Power Company.  However, Mr. Ceccarelli was verbally communicated his salary, benefits and employment arrangement.  The annual salary communicated to Mr. Ceccarelli was $350,000.  Additionally, Mr. Ceccarelli is eligible for an annual cash incentive, Short Term Incentive Program (STIP), of 50% (target) of his base salary.  Actual payout may vary from 0% to 150% of target.  Mr. Ceccarelli’s long term incentive plan is targeted at 86% of his base salary. Mr. Ceccarelli is eligible to participate in SPR’s Supplemental Executive Retirement Plan.  Mr. Ceccarelli is also eligible for all regular employee benefits including a 401K plan that matches employee contributions dollar for dollar up to 6% and SPR’s Deferred Compensation Plan, medical benefits and paid time off.  He will also receive a perquisite allowance of $15,000 to cover such expenses as a car, tax preparation and club memberships.  Furthermore, Mr. Ceccarelli was offered a housing allowance for $42,000 to maintain a home in Las Vegas.